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                                                                Exhibit 5.1


                   [JONES, DAY, REAVIS & POGUE LETTERHEAD]



                                             January 24, 1997


Amerin Corporation
200 East Randolph Drive, 49th Floor
Chicago, Illinois 60601-71225


              Re:    4,887,000 Shares of Common Stock,
                     Par Value $.01 Per Share,
                     to Be Offered Through Underwriters
                     ----------------------------------

Gentlemen:

              We are acting as counsel for Amerin Corporation, a Delaware corporation (the "Company"), in connection with the sale by certain stockholders of the Company of up to 4,887,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), in accordance with the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities, Inc., as representatives of the several U.S. underwriters to be named in Schedule II thereto, and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities, Ltd., as representatives of the several international underwriters to be named in
Schedule III thereto.

              We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3, as amended (Registration No. 333-19757), filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Validity of Securities" in the Prospectus constituting a part of such Registration Statement.

                                            Very truly yours,

                                            /s/ Jones, Day, Reavis & Pogue

                                            Jones, Day, Reavis & Pogue